Exhibit 16.1

GRANT THORNTON LLP 211 North Robinson Avenue Suite 1200 Oklahoma City, OK 73102	April 8, 2021
U.S. Securities and Exchange Commission
T +1 405 218 2800 F +1 405 218 2801

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Energy 11, L.P.

File No. 000-55615

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Energy 11, L.P. dated April 7, 2021, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are note a worldwide partnership.